EXHIBIT 99.1

Carrier Global Corporation Announces Pricing of $3.0 Billion and €2.35 Billion Notes

November 15, 2023

PALM BEACH GARDENS, Fla., November 15, 2023 -- Carrier Global Corporation (NYSE: CARR) (“Carrier” or the “Company”), global leader in intelligent climate and energy solutions, today announced that it has priced the private offerings of an aggregate principal amount of $3,000,000,000 of USD-denominated notes (the “USD Notes”) and €2,350,000,000 aggregate principal amount of euro-denominated notes (the “Euro Notes”, and together with the USD Notes, the “Notes”). The USD Notes consist of $1,000,000,000 aggregate principal amount of 5.800% notes due 2025, $1,000,000,000 aggregate principal amount of 5.900% notes due 2034 and $1,000,000,000 aggregate principal amount of 6.200% notes due 2054. The Euro Notes consist of €750,000,000 aggregate principal amount of 4.375% notes due 2025, €750,000,000 aggregate principal amount of 4.125% notes due 2028 and €850,000,000 aggregate principal amount of 4.500% notes due 2032. The offering of the Euro Notes is expected to close on November 29, 2023 and the offering of the USD Notes is expected to close on November 30, 2023, both subject to customary closing conditions. The offerings are not conditioned on each other.

The Company intends to use the net proceeds from the offering and sale of the Notes, together with cash on hand and borrowings under the Company’s existing term loan credit facilities and bridge facility to fund the cash portion of the consideration for the Company’s previously announced acquisition of the climate solutions business of Viessmann Group GmbH & Co. KG (the “Acquisition”) and to pay fees and expenses in connection with the Acquisition. The Notes will be subject to a special mandatory redemption if the Acquisition is not consummated by October 25, 2024.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Company will file with the Securities and Exchange Commission an exchange registration statement with respect to an exchange offer for the Notes or a shelf registration statement for the resale of the Notes.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Carrier

Carrier Global Corporation, global leader in intelligent climate and energy solutions, is committed to creating solutions that matter for people and our planet for generations to come. From the beginning, we've led in inventing new technologies and entirely new industries. Today, we continue to lead because we have a world-class, diverse workforce that puts the customer at the center of everything we do.

Contact:	Investor Relations Sam Pearlstein 561-365-2251 Sam.Pearlstein@Carrier.com

Media Inquiries Ashley Barrie 561-365-1260 Ashley.Barrie@Carrier.com

Cautionary Statement

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. These forward-looking statements are intended to provide management's current expectations or plans for Carrier's future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to the proposed offering of the Notes, statements relating to the Acquisition, future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, Carrier's plans with respect to its indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Carrier's reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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